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                                                                       EXHIBIT 5


              [LETTERHEAD OF BAKER, DONELSON, BEARMAN & CALDWELL]



                             November 13, 1996



ChemFirst Inc.
700 North Street
Post Office Box 1249
Jackson, MS 39215-1249

Attn:: J. Steve Chustz, General Counsel

Dear Sirs:

      You have requested our advice and assistance with respect to the proposed plan of First Mississippi Corporation ("FMC") to distribute to ChemFirst Inc., a Mississippi corporation ("Company"), the shares of certain subsidiaries of FMC and other FMC assets, as identified and described in the Agreement and Plan of Merger and Reorganization dated August 27, 1996 (the "Merger Agreement") by and among FMC, Mississippi Chemical Corporation and MISS SUB, INC., and the exhibits and schedules thereto (such distribution transaction hereinafter referred to as the "Subsidiary Distribution"). Following the Subsidiary Distribution, common stock of the Company will be distributed to the shareholders of FMC pursuant to the Agreement and Plan of Distribution (attached as Exhibit A) to be entered into by FMC and the Company (the "Distribution Agreement"). A Registration Statement on Form S-1 (as amended, "Registration Statement") has been filed by the Company with the Securities and Exchange Commission on November 8, 1996, which relates to the registration under the Securities Act of 1933, as amended (the "Act"), of shares of Common Stock, par value $1.00 per share (the "Shares"), to be distributed pro rata to the shareholders of FMC.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Company's Amended and Restated Articles of Incorporation, (ii) the Company's Bylaws as amended to date, (iii) certain of the Company's corporate proceedings as reflected in its minute book relating to the offering of the Shares and certain other actions to be taken in connection with the issuance and sale of the Shares, (iv) the draft of the Distribution Agreement attached as Exhibit A, (v) the Registration Statement, and (vi) such other documents we have deemed necessary or appropriate as the basis for the opinions set forth below (collectively, the "Documents").

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  November 13, 1996
  Page 2



        We have considered such matters of law and of fact, and have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records, and certificates of officers of the Company, government agencies and public officials, as we have deemed necessary and appropriate as a basis for the opinions set forth below. To the extent that opinions expressed below involve matters of fact not involving a legal conclusion, we have relied upon the representations and warranties made in the Documents, certificates of the officers of the Company and public officials.

       In making such examinations, we have with your permission assumed that:

       1. All documents or copies thereof examined by us will conform to the respective originals, have been properly completed with blank spaces filled in and exhibits attached and any revisions of said documents and/or the attachment of exhibits thereto will not materially alter the terms and provisions of said documents;

       2. All of the issued and outstanding shares of stock of FMC are duly authorized, validly issued, fully paid and non-assessable.

       3. The Documents to which FMC and the Company are a party will when executed constitute the legal, valid and binding obligations of FMC and the Company, enforceable against either of them in accordance with the terms of said Documents;

       4. All purely factual statements set forth in the Documents that do not involve a legal conclusion are true, accurate and complete in all material respects;

       5. Factual statements contained in the representations and warranties made in the Documents that do not involve a legal conclusion are true and correct, and the Documents will be performed in accordance with their terms;

       Although we have not conducted an independent investigation of the accuracy of any of these assumptions, nothing has come to our attention leading us to question the accuracy of said assumptions and we believe that we are justified in our reliance on these assumptions. Our opinions stated herein are limited solely to the laws of the State of Mississippi, and we express no opinions with respect to the laws of any other jurisdictions.

       Subject to the foregoing assumptions and further qualifications and limitations as stated herein, we are of the opinion that the Shares will be legally issued, fully paid and non-assessable shares of Common Stock of the Company when and to the extent issued by the Company in the
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   November 13, 1996
   Page 3



   manner contemplated in the Registration Statement and in accordance with the Distribution Agreement.

        This letter addresses the law as of the date hereof and we undertake no obligation to inform you of any changes in the law occurring after the date hereof.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    BAKER, DONELSON, BEARMAN & CALDWELL



                                    By: /s/ WILLIAM S. PAINTER
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